EXHIBIT 10.5

THE COLONIAL BANCGROUP, INC.

RESTATED

2001 LONG-TERM INCENTIVE PLAN

ARTICLE 1

PURPOSE

1.1. General. The Colonial BancGroup, Inc. 2001 Long-Term Incentive Plan (the “Plan”) has been established by The Colonial BancGroup, Inc. (the “Company”) to: (i) attract and retain persons eligible to participate in the Plan; (ii) motivate Participants by means of appropriate equity-based incentives to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of similar companies; and (iv) further identify Participants’ interests with those of the Company’s other shareholders through compensation that is based on the Company’s common stock; and thereby promote the long-term financial interest of the Company and its Subsidiaries, including the growth in value of the Company’s equity and enhancement of long-term shareholder return.

ARTICLE 2

EFFECTIVE DATE

2.1. Effective Date. The Plan shall be effective on July 1, 2001 (the “Effective Date”) provided that it shall have been approved by the Board on or before such date, and provided further, that the Plan shall be submitted to the stockholders of the Company for approval within 12 months of the Board’s approval thereof. No Incentive Stock Options granted under the Plan may be exercised prior to approval of the Plan by the stockholders and if the stockholders fail to approve the Plan within 12 months of the Board’s approval thereof, any Incentive Stock Options previously granted hereunder shall be automatically converted to Non-Qualified Stock Options without any further act. In the discretion of the Committee, Awards may be made to Covered Employees which are intended to constitute qualified performance-based compensation under Code Section 162(m). Any such Awards shall be contingent upon the stockholders having approved the Plan.

ARTICLE 3

DEFINITIONS

3.1. Definitions. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

(a) “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Performance Unit Award, or Other Stock-Based Award, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

(b) “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

(c) “Board” means the Board of Directors of the Company.

(d) “Change in Control” means (i) the occurrence of a transaction with respect to which either a notice or application must be filed with the Federal Reserve Board under the provisions of 12 C.F.R. § 225.41, Code of Federal Regulations, or any successor thereto (concerning the acquisition of control of a bank or bank holding company), or approval must be obtained under 12 C.F.R. § 225.11, Code of Federal Regulations, or any successor thereto (concerning acquisition by a bank holding company of a bank or bank holding company), and as a result of which more than 50% of the outstanding shares of the Company, or any successor thereof, are owned or controlled by any person or entity, or group acting in concert, which, prior to such transaction, owned or controlled less than 50% of the shares of the Company, (ii) individuals who were directors of the Company immediately prior to a Control Transaction (as defined below) shall cease within one year of such Control Transaction, to constitute a majority of the Board of Directors of the Company, or (iii) the Company is merged or consolidated with another corporation and the Company is not the surviving corporation or survives as a subsidiary of another corporation, or the Company sells or otherwise disposes of substantially all its assets. “Control Transaction” shall be (i) any tender offer for or acquisition of shares of the Company, (ii) any merger, consolidation, or sale of substantially all the assets of the Company, (iii) any contested election of directors of the Company, or (iv) any combination of the foregoing which results in a change in voting power sufficient to elect a majority of the Board of Directors of the Company.

(e) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(f) “Committee” means the committee of the Board described in Article 4.

(g) “Company” means The Colonial BancGroup, Inc., a Delaware corporation.

(h) “Covered Employee” means a covered employee as defined in Code Section 162(m)(3) or the regulations thereunder.

(i) “Date of Grant” means the date of the decision of the Committee to grant the Award, provided, however, that the Committee may specify that an Award shall be issued and its effective date determined at some later date, which shall be the Date of Grant.

(j) “Disability” shall mean any illness or other physical or mental condition of a Participant that renders the Participant incapable of performing his customary and usual duties for the Company, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in the judgment of the Committee, is permanent and continuous in nature. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant’s condition. Notwithstanding the above, with respect to an Incentive Stock Option, Disability shall mean Permanent and Total Disability as defined in Section 22(e)(3) of the Code.

(k) “Effective Date” has the meaning assigned such term in Section 2.1.

(l) “Fair Market Value”, on any date, means (i) if the Stock is listed on a securities exchange or is traded over the NASDAQ National Market, the mean between the highest and lowest selling prices at which the Stock was traded on such exchange on such date or, if the Stock was not traded on such date, upon the mean of such prices on the date nearest preceding such date, or (ii) if the Stock is not listed on a securities exchange or traded over the NASDAQ National Market, the mean between the bid and offered prices as quoted by NASDAQ for such date, provided that if it is determined that the fair market value is not properly reflected by such NASDAQ quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable.

(m) “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

(n) “Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option.

(o) “Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

(p) “Other Stock-Based Award” means a right, granted to a Participant under Article 11, that relates to or is valued by reference to Stock or other Awards relating to Stock.

(q) “Participant” means a person who, as an employee, officer or director, including any regional or advisory director, of the Company or any Subsidiary, has been granted an Award under the Plan.

(r) “Performance Unit” means a right granted to a Participant under Article 9, to receive cash, Stock, or other Awards, the payment of which is contingent upon achieving certain performance goals established by the Committee.

(s) “Plan” means The Colonial BancGroup, Inc. 2001 Long-Term Incentive Plan, as amended from time to time.

(t) “Restricted Stock” means Stock that the Committee is authorized to grant under Article 10 that is subject to certain restrictions and to risk of forfeiture.

(u) “Restricted Stock Award” means an Award of Restricted Stock.

(v) “Stock” means the $2.50 par value Common Stock of the Company, and such other securities of the Company as may be substituted for Stock pursuant to Article 13.

(w) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a share of Stock as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article 8.

(x) “Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. For Incentive Stock Options, the term shall have the meaning set forth in Code Section 424(f).

(y) “1933 Act” means the Securities Act of 1933, as amended from time to time.

(z) “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 4

ADMINISTRATION

4.1. Committee. The Plan shall be administered and interpreted by a subcommittee (the “Committee”) of the Personnel and Compensation Committee of the Board, such other committee as the Board may designate, or, at the discretion of the Board from time to time, by the Board. The Committee shall consist of two or more members of the Board. It is intended that the directors appointed to serve on the Committee shall be “non-employee directors” (within the meaning of Rule 16b-3 promulgated under the 1934 Act) and “outside directors” (within the meaning of Code Section 162(m) and the regulations thereunder) to the extent that Rule 16b-3 and, if necessary for relief from the limitation under Code Section 162(m) and such relief is sought by the Company, Code Section 162(m), respectively, are applicable. However, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. During any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board.

4.2. Action by the Committee. For purposes of administering the Plan, the following rules of procedure shall govern the Committee. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved unanimously in writing by the members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

4.3. Authority of Committee. The Committee has the power, authority and discretion to:

(a) Designate Participants;

(b) Determine the type or types of Awards to be granted to each Participant;

(c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

(d) Determine the terms and conditions of any Award granted under the Plan, including but not limited to, the Date of Grant, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

(e) Accelerate the vesting or lapse of restrictions of any outstanding Award, based in each case on such considerations as the Committee in its sole discretion determines;

(f) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(g) Prescribe the form of each Award Agreement, which need not be identical for each Participant; and

(h) Decide all other matters that must be determined in connection with an Award.

4.4. Decisions Binding. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Agreement, and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

ARTICLE 5

SHARES SUBJECT TO THE PLAN

5.1. Number of Shares. Subject to adjustment as provided in Section 13.1, the aggregate number of shares of Stock reserved and available for Awards or which may be used to provide a basis of measurement for or to determine the value of an Award (such as with a Stock Appreciation Right or Performance Unit Award) shall be ten million (10,000,000) shares. Not more than 10% of the total shares authorized hereunder may be granted as Awards of Restricted Stock or unrestricted Stock Awards.

5.2. Lapsed Awards. To the extent that an Award is canceled, terminates, expires or lapses for any reason, any shares of Stock subject to the Award will again be available for the grant of an Award under the Plan and shares subject to SARs or other Awards settled in cash will be available for the grant of an Award under the Plan.

5.3. Stock Distributed. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4. Limitation on Awards. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 13.1), the maximum number of shares of Stock with respect to one or more Options and/or SARs that may be granted during any one calendar year under the Plan to any one Covered Employee shall be 200,000, and the maximum number of shares of Restricted Stock that may be granted during any one calendar year under the Plan to any one Covered Employee shall be 200,000. The maximum fair market value (measured as of the Date of Grant) of any Awards other than Options, SARs, and Restricted Stock that may be received by a Covered Employee (less any consideration paid by the Participant for such Award) during any one calendar year under the Plan shall be $4,000,000.

ARTICLE 6

ELIGIBILITY

6.1. General. Awards may be granted only to individuals who are key employees, officers or directors, including any regional or advisory directors, of the Company or a Subsidiary.

ARTICLE 7

STOCK OPTIONS

7.1. General. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a) Exercise Price. The exercise price per share of Stock under an Option shall be determined by the Committee, provided that the exercise price for any Non-Qualified Stock Option shall not be less than 85% of the Fair Market Value as of the Date of Grant and the exercise price for any Incentive Stock Option shall not be less than the Fair Market Value as of the Date of Grant.

(b) Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided, however, that in no event may any Non-Qualified Stock Option be exercisable for more than ten years from the Date of Grant. The Committee also shall determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised. The Committee may waive any exercise provisions at any time in whole or in part based upon factors as the Committee may determine in its sole discretion so that the Option becomes exercisable at an earlier date.

(c) Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, shares of Stock, or other property (including “cashless exercise” arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants; provided that if shares of Stock surrendered in payment of the exercise price were themselves acquired otherwise than on the open market, such shares shall have been held by the Participant for at least six months.

(d) Evidence of Grant. All Options shall be evidenced by a written Award Agreement between the Company and the Participant. The Award Agreement shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

7.2. Incentive Stock Options. The terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

(a) Exercise. In no event may any Incentive Stock Option be exercisable for more than ten years from the Date of Grant.

(b) Lapse of Option. An Incentive Stock Option shall lapse under the earliest of the following circumstances; provided, however, that the Committee may, prior to the lapse of the Incentive Stock Option under the circumstances described in paragraphs (2), (3) and (4) below, provide in writing that the Incentive Stock Option will extend until a later date, but if the Incentive Stock Option is exercised after the dates specified in paragraphs (2), (3) and (4) below, it will automatically become a Non-Qualified Stock Option:

(1) The Incentive Stock Option shall lapse ten years after it is granted, unless an earlier time is set in the Award Agreement.

(2) If the Participant terminates employment for any reason other than as provided in paragraph (3) or (4) below, the Incentive Stock Option shall lapse, unless it is previously exercised, three months after the Participant’s termination of employment; provided, however, that if the employment is terminated as a result of deliberate, willful, or gross misconduct as determined by the Board of Directors or the Committee, all rights under the Incentive Stock Option shall terminate and expire upon such termination.

(3) If the Participant terminates employment by reason of his Disability, the Incentive Stock Option shall lapse, unless it is previously exercised, one year after the Participant’s termination of employment.

(4) If the Participant dies while employed, or during the three-month period described in paragraph (2) or during the one-year period described in paragraph (3) and before the Incentive Stock Option otherwise lapses, the Incentive Stock Option shall lapse one year after the date of the appointment of a personal representative for such deceased Participant’s estate. Upon the Participant’s death, any exercisable Incentive Stock Options may be exercised by the Participant’s beneficiary, determined in accordance with Section 12.6.

Unless the exercisability of the Incentive Stock Option is accelerated as provided in Article 12, if a Participant exercises an Incentive Stock Option after termination of employment, the Incentive Stock Option may be exercised only with respect to the shares that were otherwise vested on the Participant’s termination of employment.

(c) Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the Date of Grant) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00; provided, however, that the Committee may provide, at or after the Date of Grant of any Incentive Stock Option, that to the extent that the exercisability of the Incentive Stock Option in accordance with its terms (without regard to any limitation reflecting this Section 7.2(c)) would exceed the limitations of Section 422(d) of the Code, then such Incentive Stock Option may be exercised as a Non-Qualified Stock Option and not an Incentive Stock Option.

(d) Ten Percent Owners. No Incentive Stock Option shall be granted to any individual who, at the Date of Grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Subsidiary unless the exercise price per share of such Incentive Stock Option is at least 110% of the Fair Market Value per share of Stock at the Date of Grant and the Incentive Stock Option expires no later than five years after the Date of Grant.

(e) Expiration of Incentive Stock Options. No Award of an Incentive Stock Option may be made pursuant to the Plan after the day immediately prior to the tenth anniversary of the Plan’s adoption by the Board.

(f) Right To Exercise. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant or, in the case of the Participant’s Disability, by the Participant’s guardian or legal representative.

(g) Directors. The Committee may not grant an Incentive Stock Option to a non-employee director. The Committee may grant an Incentive Stock Option to a director who is also an employee of the Company or Subsidiary but only in that individual’s position as an employee and not as a director.

ARTICLE 8

STOCK APPRECIATION RIGHTS

8.1. Grant of SARs. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(a) Right to Payment. Upon the exercise of a Stock Appreciation Right, the Participant to whom it is granted has the right to receive the excess, if any, of:

(1) The Fair Market Value of one share of Stock on the date of exercise; over

(2) The grant price of the Stock Appreciation Right as determined by the Committee, which shall not be less than the Fair Market Value of one share of Stock on the Date of Grant.

(b) Other Terms. All awards of Stock Appreciation Rights shall be evidenced by an Award Agreement. The term, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Agreement; provided, however, that in no event may any Stock Appreciation Right be exercisable for more than ten years from the Date of Grant.

ARTICLE 9

PERFORMANCE UNITS

9.1. Grant of Performance Units. The Committee is authorized to grant Performance Units to Participants on such terms and conditions as may be selected by the Committee. The Committee shall have the complete discretion to determine the number of Performance Units granted to each Participant. All Awards of Performance Units shall be evidenced by an Award Agreement.

9.2. Right To Payment. A grant of Performance Units gives the Participant rights, valued as determined by the Committee, and payable to, or exercisable by, the Participant to whom the Performance Units are granted, in whole or in part, as the Committee shall establish at grant. The Committee shall set performance goals that satisfy the requirements of § 162(m) of the Code and regulations issued thereunder and other terms or conditions to payment of the Performance Units in its discretion which, depending on the extent to which they are met, will determine the number and value of Performance Units that will be paid to the Participant.

9.3. Other Terms. Performance Units may be payable in cash, Stock, or other property, and have such other terms and conditions as determined by the Committee and reflected in the Award Agreement.

ARTICLE 10

RESTRICTED STOCK AWARDS

10.1. Grant of Restricted Stock. Subject to Section 5.4, the Committee is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. Unless otherwise provided by the Committee, all Awards of Restricted Stock shall vest at a rate of 20% per year commencing on the first anniversary of the Award. All Awards of Restricted Stock shall be evidenced by a Restricted Stock Award Agreement.

10.2. Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

10.3. Forfeiture. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided, however, that the Committee may provide in any Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

10.4. Certificates for Restricted Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

ARTICLE 11

OTHER STOCK-BASED AWARDS

11.1. Grant of Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation shares of Stock awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Stock, and Awards valued by reference to book value of shares of Stock or the value of securities of or the performance of specified Subsidiaries. The Committee shall determine the terms and conditions of such Awards.

ARTICLE 12

PROVISIONS APPLICABLE TO AWARDS

12.1. Stand-Alone and Tandem Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with any other Award granted under the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

12.2. Exchange Provisions. The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, or another Award (subject to Section 13.1), based on the terms and conditions the Committee determines and communicates to the Participant at the time the offer is made, and after taking into account the tax, securities and accounting effects of such an exchange.

12.3. Term of Award. The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Incentive Stock Option, any Stock Appreciation Right granted in tandem with an Incentive Stock Option (or, if Section 7.2(d) applies, five years from the Date of Grant), any Non-Qualified Stock Option, or any Stock Appreciation Right exceed a period of ten years from the Date of Grant

12.4. Form of Payment for Awards. Subject to the terms of the Plan and any applicable law or Award Agreement, payments or transfers to be made by the Company or a Subsidiary on the grant or exercise of an Award may be made in such form as the Committee determines at or after the time of grant, including without limitation, cash, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

12.5. Limitations on Transfer. No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Award under the Plan; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an incentive stock option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or federal tax or securities laws or regulations applicable to transferable Awards.

12.6. Beneficiaries. Notwithstanding Section 12.5, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

12.7. Stock Certificates. All Stock certificates delivered under the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock.

12.8. Acceleration Upon A Change in Control. If, at any time after a Change in Control of the Company (i) an employee is involuntarily terminated other than for deliberate, willful, or gross misconduct, or (ii) the employee terminates his or her employment subsequent to a reduction in the employee’s salary, or a transfer by the Company of the employee to a location more than fifty (50) miles from the prior location of employment, then notwithstanding any Award Agreement, all outstanding Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully exercisable and all restrictions on outstanding Awards shall lapse; provided, however, that such acceleration will not occur if, in the opinion of the Company’s accountants, such acceleration would preclude the use of “pooling of interest” accounting treatment for a Change in Control transaction that (a) would otherwise qualify for such accounting treatment, and (b) is contingent upon qualifying for such accounting treatment. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(c), the excess Options shall be deemed to be Non-Qualified Stock Options.

12.9. Acceleration For any Other Reason. Except as to any Award granted subject to performance goals under Section 12.10, regardless of whether an event has occurred as described in Section 12.8 above, the Committee may in its sole discretion at any time determine that all or a portion of a Participant’s Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, and/or that all or a part of the restrictions on all or a portion of the outstanding Awards shall lapse, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 12.9.

12.10. Performance Goals. The Committee may determine that any Award granted pursuant to this Plan to a Participant (including, but not limited to, Participants who are Covered Employees) shall be determined solely on the basis of (a) the achievement by the Company, Subsidiary, or business unit of the Company of a specified target return, or target growth in return on equity or assets, (b) the Company’s level of earnings per share, (c) the Company’s stock price, (d) the Company’s level of nonperforming assets, (e) the achievement by an individual, the Company, or a business unit of the Company or Subsidiary of a specified target, or target growth in, revenues, net income or earnings per share or decrease in expense, (f) the achievement of objectively determinable goals with respect to service or product delivery, service or product quality, customer satisfaction, meeting budgets and/or retention of employees or (g) any combination of the goals set forth in (a) through (f) above. If an Award is made on such basis, the Committee shall establish goals prior to the beginning of the period for which such performance goal relates (or such later date as may be permitted under Code Section 162(m) or the regulations thereunder) and the Committee may for any reason reduce (but not increase) any Award, notwithstanding the achievement of a specified goal. Any payment of an Award granted with performance goals shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.

12.11. Termination of Employment. Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive. A termination of employment shall not occur in a circumstance in which a Participant transfers from the Company to one of its Subsidiaries, transfers from a Subsidiary to the Company, or transfers from one Subsidiary to another Subsidiary.

ARTICLE 13

CHANGES IN CAPITAL STRUCTURE

13.1. General. In the event a stock dividend is declared upon the Stock, the authorization limits under Section 5.1 and 5.4 shall be increased proportionately, and the shares of Stock then subject to each Award shall be increased proportionately without any change in the aggregate purchase price therefor. In the event the Stock shall be changed into or exchanged for a different number or class of shares of stock or securities of the Company or of another corporation, whether through reorganization, recapitalization, reclassification, share exchange, stock split-up, combination of shares, merger or consolidation, the authorization limits under Section 5.1 and 5.4 shall be adjusted proportionately, and there shall be substituted for each such share of Stock then subject to each Award the number and class of shares into which each outstanding share of Stock shall be so exchanged, all without any change in the aggregate purchase price for the shares then subject to each Award, or, subject to Section 14.2, there shall be made such other equitable adjustment as the Committee shall approve.

ARTICLE 14

AMENDMENT, MODIFICATION AND TERMINATION

14.1. Amendment, Modification and Termination. The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that the Board or Committee shall condition any amendment or modification on the approval of stockholders of the Company if such approval is necessary to comply with the requirements of Sections 422 or 162(m) of the Code, or other applicable law, or if such approval is deemed advisable with respect to tax, securities or other applicable laws, policies or regulations.

14.2. Term of Plan. Unless earlier terminated pursuant to Section 14.1, the Plan shall terminate on the tenth anniversary of its adoption by the Board.

ARTICLE 15

GENERAL PROVISIONS

15.1. No Rights to Awards. No Participant or eligible participant shall have any claim to be granted any Award under the Plan, and neither the Company nor the Committee is obligated to treat Participants or eligible participants uniformly.

15.2. No Stockholder Rights. No Award gives the Participant any of the rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.

15.3. Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require that any such withholding requirement be satisfied, in whole or in part, by withholding shares of Stock having a Fair Market Value on the date of withholding equal to the amount required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.

15.4. No Right to Continued Service. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or status as an officer or director at any time, nor confer upon any Participant any right to continue as an employee, officer or director of the Company or any Subsidiary.

15.5. Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

15.6. Indemnification. To the extent allowable under applicable law, each member of the Committee, and any officer or employee authorized by the Committee to undertake any action hereunder, shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which such member may be a party or in which he may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by such member in satisfaction of judgment in such action, suit, or proceeding against him provided he gives the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

15.7. Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Subsidiary unless provided otherwise in such other plan.

15.8. Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

15.9. Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

15.10. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

15.11. Fractional Shares. No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up.

15.12. Government and Other Regulations. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register under the 1933 Act, or any state securities act, any of the shares of Stock paid under the Plan. The shares paid under the Plan may in certain circumstances be exempt from registration under the 1933 Act, and the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

15.13. Governing Law. To the extent not governed by federal law, the Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.

15.14. Additional Provisions. Each Award Agreement may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of this Plan.

IN WITNESS WHEREOF, The Colonial BancGroup, Inc. has caused this Long-Term Incentive Plan to be adopted as of this the 17th day of January 2001.

THE COLONIAL BANCGROUP, INC.

By:	/s/ ROBERT E. LOWDER
Robert E. Lowder Chairman & Chief Executive Officer

INCENTIVE STOCK OPTION AGREEMENT

THIS AGREEMENT is made by and between The Colonial BancGroup, Inc., a corporation organized under the laws of Delaware (hereinafter referred to as “BancGroup”), and (hereinafter referred to as “Optionee”).

WHEREAS, Optionee is a valuable and trusted employee of BancGroup (or a subsidiary of BancGroup), and BancGroup considers it desirable and in its best interest that Optionee be given an inducement to achieve certain objectives as set forth in The Colonial BancGroup, Inc. 2001 Long-Term Incentive Plan (the “Plan”), adopted by the Board on the 17th day of January, 2001, and ratified by the stockholders of BancGroup on the 18th day of April, 2001.

WHEREAS, BancGroup believes that the issuance to Optionee of an incentive stock option to purchase Stock will serve as such an inducement.

NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties as follows:

1. Grant of Option.

    BancGroup grants to Optionee the right, privilege, and option to purchase shares of Stock at the purchase price of per share in the manner and subject to the conditions hereinafter provided and as provided in the Plan. The effective date of this option is (which date is the date on which this option was granted by the Committee or such later date designated by the Committee).

2. Time of Exercise of Option.

    Except as set forth herein, the aforesaid option may be exercised at any time, and from time to time, in whole or in part, until the termination thereof as provided in Section 4 below; provided, however, that: 1) the options granted herein shall vest, provided the Optionee is employed on the anniversary dates set forth herein, and be exercisable, pursuant to the following vesting schedule: 20% on the first anniversary of the effective date of this option, 40% on the second anniversary of the effective date of this option, 60% on the third anniversary of the effective date of this option, 80% on the fourth anniversary of the effective date of this option, and 100% on the fifth anniversary of the effective date of this option; and 2) notwithstanding the vesting schedule, the aggregate fair market value of the stock (determined as of the date the option is granted) for which incentive stock options are exercisable for the first time during any calendar year under the terms of the Plan by Optionee shall not exceed the aggregate dollar limitation of Section 422(d) of the Internal Revenue Code of 1986, as amended ($100,000 at the grant of this option).

3. Method of Exercise.

    The option shall be exercised by written notice directed to the Committee, at the principal place of business of BancGroup, accompanied by a certified or cashier’s check in payment of the option price for the number of shares specified and paid for. BancGroup shall make immediate delivery of such shares, provided that if any law or regulation requires BancGroup to take any action with respect to the shares specified in such notice before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action.

4. Termination of Option.

    Except as herein otherwise stated, the option, to the extent not theretofore exercised, shall terminate upon the first to occur of the following dates:

    (a) the expiration of three (3) months after the date on which Optionee’s employment by BancGroup, or any of its subsidiaries, is terminated (except if such termination be by reason of death or Disability);

    (b) the expiration of twelve (12) months after the date on which Optionee’s employment by BancGroup, or any of its subsidiaries, is terminated, if such termination be by reason of Optionee’s Disability;

    (c) in the event of Optionee’s death while in the employ of BancGroup, or any of its subsidiaries, or during the three-month period described in paragraph 4(a) hereof or during the one-year period described in paragraph 4(b) hereof, and before the option otherwise lapses, the option shall lapse one year after the date of the appointment of a personal representative for such deceased Optionee’s estate. Upon the Optionee’s death, any exercisable option granted hereunder may be exercised by the Optionee’s estate or anyone who has acquired the option pursuant to the laws of descent and distribution;

    (d) the (being the expiration of ten (10) years from the effective date of this option).

    Notwithstanding any provision herein to the contrary, if Optionee’s employment is terminated as a result of deliberate, willful, or gross misconduct as determined by the Board or the Committee, all rights under this option shall terminate and expire upon such termination.

5. Rights Prior to Exercise of Option.

    This option is non-transferable by Optionee, except in the event of Optionee’s death as provided in Section 4(c) above, and during Optionee’s lifetime is exercisable only by Optionee. Optionee shall have no rights as a stockholder with respect to the option shares until payment of the option price and delivery to Optionee of such shares as herein provided.

6. Incorporation by Reference.

    This Agreement is subject to, and incorporates by reference, all terms of the Plan. A copy of the Summary and Section 10(a) Prospectus for the Plan has been furnished to the Optionee, the receipt of which the Optionee hereby acknowledges. All terms capitalized herein shall have the same meaning given to such terms in the Plan unless specified otherwise herein.

7. Status of Option.

    This option is intended to be an Incentive Stock Option under Section 422 of the Internal Revenue Code of 1986, as amended.

8. Binding Effect.

    This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed.

THE COLONIAL BANCGROUP, INC.

By:
Authorized Officer

Participant

NONQUALIFIED STOCK OPTION AGREEMENT

THIS AGREEMENT is made by and between The Colonial BancGroup, Inc., a corporation organized under the laws of Delaware (hereinafter referred to as “BancGroup”), and (hereinafter referred to as “Optionee”).

WHEREAS, Optionee is a valuable and trusted BancGroup (or a subsidiary of BancGroup), and BancGroup considers it desirable and in its best interest that Optionee be given an inducement to achieve certain objectives as set forth in The Colonial BancGroup, Inc. 2001 Long-Term Incentive Plan (the “Plan”), adopted by the Board on the 17th day of January, 2001, and ratified by the stockholders of BancGroup on the 18th day of April, 2001.

WHEREAS, BancGroup believes that the issuance to Optionee of an option to purchase Stock will serve as such an inducement.

NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties as follows:

1.	Grant of Option.

BancGroup grants to Optionee the right, privilege, and option to purchase shares of Stock at the purchase price of per share in the manner and subject to the conditions hereinafter provided and as provided in the Plan. The effective date of this option is (which date is the date on which this option was granted by the Committee or such other date designated by the Committee).

2.	Time of Exercise of Option.

Except as set forth herein, the aforesaid option may be exercised at any time, and from time to time, in whole or in part, until the termination thereof as provided in Section 4 below; provided, however, that the options granted herein shall vest, provided the Optionee on the anniversary dates set forth herein, and be exercisable, pursuant to the following vesting schedule: 20% on the first anniversary of the effective date of this option, 40% on the second anniversary of the effective date of this option, 60% on the third anniversary of the effective date of this option, 80% on the fourth anniversary of the effective date of this option, and 100% on the fifth anniversary of the effective date of this option.

3.	Method of Exercise.

The option shall be exercised by written notice directed to the Committee, at the principal place of business of BancGroup, accompanied by a certified or cashier’s check in payment of the option price for the number of shares specified and paid for. BancGroup shall make immediate delivery of such shares, provided that if any law or regulation requires BancGroup to take any action with respect to the shares specified in such notice before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action.

4.	Termination of Option.

Except as herein otherwise stated, the option, to the extent not theretofore exercised, shall terminate upon the first to occur of the following dates:

(a) the expiration of three (3) months after the date on which Optionee’s BancGroup, or any of its subsidiaries, is terminated (except if such termination be by a reason of death or Disability);

(b) the expiration of twelve (12) months after the date on which Optionee’s BancGroup, or any of its subsidiaries, is terminated, if such termination be by reason of Optionee’s Disability;

(c) in the event of Optionee’s death while in the BancGroup, or any of its subsidiaries, or during the three-month period described in paragraph 4(a) hereof or during the one-year period described in paragraph 4(b) hereof, and before the option otherwise lapses, the option shall lapse one year after the date of the appointment of a personal representative for such deceased Optionee’s estate. Upon the Optionee’s death, any exercisable option granted hereunder may be exercised by the Optionee’s estate or anyone who has acquired the option pursuant to the laws of descent and distribution;

(d) the (being the expiration of ten (10) years from the effective date of this option).

Notwithstanding any provision herein to the contrary, if Optionee’s is terminated as a result of deliberate, willful, or gross misconduct as determined by the Board or the Committee, all rights under this option shall terminate and expire upon such termination.

5.	Rights Prior to Exercise of Option.

This option is non-transferable by Optionee, except in the event of Optionee’s death as provided in Section 4(c) above, and during Optionee’s lifetime is exercisable only by Optionee. Optionee shall have no rights as a stockholder with respect to the option shares until payment of the option price and delivery to Optionee of such shares as herein provided.

6.	Incorporation by Reference.

This Agreement is subject to, and incorporates by reference, all terms of the Plan. A copy of the Summary and Section 10(a) Prospectus for the Plan has been furnished to the Optionee, the receipt of which the Optionee hereby acknowledges. All terms capitalized herein shall have the same meaning given to such terms in the Plan unless specified otherwise herein.

7.	Status of Option.

This option is not intended to be treated as an Incentive Stock Option as defined in Section 422 of the Internal Revenue Code of 1986, as amended.

8.	Binding Effect.

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed.

THE COLONIAL BANCGROUP, INC.

By:
Authorized Officer

Participant

PARTICIPANT AGREEMENT

2001 LONG-TERM INCENTIVE PLAN

RESTRICTED STOCK AWARD

Name of Participant:

WHEREAS, the undersigned has been awarded the number of shares of Restricted Stock under The Colonial BancGroup, Inc.’s 2001 Long-Term Incentive Plan effective as of July 1, 2001 (the “Plan”), as set forth below; and

WHEREAS, the undersigned wishes, in consideration of this Award and as a condition to the receipt of this Award, to enter into this Agreement with the Company in accordance with Article 10 of the Plan;

NOW, THEREFORE, the Participant agrees with the Company, as follows:

1. All terms capitalized herein shall have the same meaning given to such terms in the Plan, unless specified otherwise.

2. The undersigned Participant acknowledges that the number of shares subject to this Award is set forth below and that such shares shall vest over a five year period with 20% of such shares vesting on the first anniversary of the effective date of this Award and an additional 20% vesting on each successive anniversary thereafter until fully vested. The effective date of this Award is (which date is the date on which this Award was granted by the Committee or such other date designated by the Committee).

3. Each certificate in respect of shares made the subject of this Award shall be registered with the Company in the name of the Participant, and Participant shall deliver to the Company a stock power endorsed in blank by the Participant. Such certificate shall bear a legend, as deemed appropriate by the Committee, referring to the terms, conditions and restrictions applicable to such shares. Upon the vesting of shares of this Award, the Participant shall be entitled to receive a certificate representing the number of shares as to which restrictions no longer apply, with the remaining shares subject to the foregoing restrictions. The Participant shall execute a new stock power respecting any remaining shares that are restricted.

4. The Participant, as owner of the shares made the subject of this Award, shall have all the rights of a shareholder, including but not limited to the right to receive all dividends paid on such shares and the right to vote such shares.

5. Upon the termination of the Participant’s employment for any reason (other than death, Disability, or normal or early retirement), unless the Committee shall otherwise determine, all shares made the subject of this Award and which, at the time of such termination are subject to the restrictions contained in paragraph 2 hereof, shall, upon such termination of employment, be forfeited and returned to the Company. If a Participant’s employment terminates by reason of death, Disability, or normal or early retirement, the shares made the subject of this Award which, at the time of such termination are subject to the restrictions contained in paragraph 2 hereof, shall be free of such restrictions and shall not be forfeited.

6. At the expiration of restrictions imposed by paragraph 2 hereof with respect to shares made the subject of this Award, the Company shall redeliver to the Participant (or, as appropriate, to such Participant’s legal representative, beneficiary or heirs) the certificate(s) and stock power deposited with it pursuant to paragraph 3 and the shares represented by such certificates shall be free of the restrictions referred to in paragraph 2.

7. The undersigned Participant has, in consideration of the grant of this Award, executed a stock power in blank which the Participant has tendered to the Corporation along with the certificate representing the shares made the subject of this Award but which have not yet vested.

8. This Agreement is subject to, and incorporates by reference, all terms of the Plan. A copy of the Summary and Section 10(a) Prospectus for the Plan has been furnished to the undersigned Participant, the receipt of which the undersigned hereby acknowledges.

9. Failure by the undersigned Participant to comply with any term of this Agreement or of the Plan, shall result in a forfeiture of any shares which have not yet vested under the Plan.

Date:	PARTICIPANT

Print name, address and telephone number:

THE	COLONIAL BANCGROUP, INC.

Authorized	Officer

Number of shares of Restricted Stock awarded: _________________

PARTICIPANT AGREEMENT

2001 LONG-TERM INCENTIVE PLAN

RESTRICTED STOCK AWARD

Name of Participant: [Name]

WHEREAS, the undersigned has been awarded the number of shares of Restricted Stock under The Colonial BancGroup, Inc.’s 2001 Long-Term Incentive Plan effective as of July 1, 2001 (the “Plan”), as set forth below; and

WHEREAS, the undersigned wishes, in consideration of this Award and as a condition to the receipt of this Award, to enter into this Agreement with the Company in accordance with Article 10 of the Plan;

NOW, THEREFORE, the Participant agrees with the Company, as follows:

1. All terms capitalized herein shall have the same meaning given to such terms in the Plan, unless specified otherwise.

2. The undersigned Participant acknowledges that the number of shares subject to this Award is set forth below and such shares shall vest on the fifth anniversary of the effective date of this award. The effective date of this Award is [Grant Date] (which date is the date on which this Award was granted by the Committee or such other date designated by the Committee).

3. Each certificate in respect of shares made the subject of this Award shall be registered with the Company in the name of the Participant, and Participant shall deliver to the Company a stock power endorsed in blank by the Participant. Such certificate shall bear a legend, as deemed appropriate by the Committee, referring to the terms, conditions and restrictions applicable to such shares. Upon the vesting of shares of this Award, the Participant shall be entitled to receive a certificate representing the number of shares as to which restrictions no longer apply.

4. The Participant, as owner of the shares made the subject of this Award, shall have all the rights of a shareholder, including but not limited to the right to receive all dividends paid on such shares and the right to vote such shares.

5. Upon the termination of the Participant’s employment for any reason (other than death or Disability), unless the Committee shall otherwise determine, all shares made the subject of this Award and which, at the time of such termination are subject to the restrictions contained in paragraph 2 hereof, shall, upon such termination of employment, be forfeited and returned to the Company. If a Participant’s employment terminates by reason of death or Disability prior to the vesting date provided for in paragraph 2 hereof, a percentage of the shares made the subject of this Award shall vest as follows and said shares shall be free of such restrictions and shall not be forfeited: shares awarded hereunder * [(number of days between the grant date of the shares awarded hereunder and the date of death or Disability)/(5 * 365)].

6. At the expiration of the restrictions imposed by paragraph 2 hereof with respect to shares made the subject of this Award, the Company shall redeliver to the Participant (or, as appropriate, to such Participant’s legal representative, beneficiary or heirs) the certificate(s) and stock power deposited with it pursuant to paragraph 3 and the shares represented by such certificates shall be free of the restrictions referred to in paragraph 2.

7. The undersigned Participant has, in consideration of the grant of this Award, executed a stock power in blank which the Participant has tendered to the Company along with the certificate representing the shares made the subject of this Award but which have not yet vested.

8. This Agreement is subject to, and incorporates by reference, all terms of the Plan. A copy of the Summary and Section 10(a) Prospectus for the Plan has been furnished to the undersigned Participant, the receipt of which the undersigned hereby acknowledges.

9. Failure by the undersigned Participant to comply with any term of this Agreement or of the Plan, shall result in a forfeiture of any shares which have not yet vested hereunder.

Date:	PARTICIPANT

Print name, address and telephone number:

THE	COLONIAL BANCGROUP, INC.

Authorized	Officer

Number of shares of Restricted Stock awarded: [Number of Rest. Shares]